Exhibit 22.2
Owens & Minor, Inc.

List of Subsidiaries Pledged as Collateral

The following table lists the pledged subsidiaries of Owens & Minor, Inc.’s 2024 Notes that constitute collateral (together, "the Collateral Group") as of June 30, 2022:

Entity
Owens & Minor, Inc.
Owens & Minor Distribution, Inc.
Owens & Minor Medical, Inc.
Barista Acquisition I, LLC
Barista Acquisition II, LLC
O&M Halyard, Inc.
O&M Byram Holding, GP
Byram Holdings I, Inc.
Byram Healthcare Centers, Inc.
Owens & Minor International Logistics, Inc.
500 Expressway Drive South LLC, a Delaware limited liability company
Access Diabetic Supply, L.L.C., a Florida limited liability company
Access Respiratory Supply Inc., a Florida corporation
AVID Medical, Inc., a Delaware corporation
Clinical Care Services, L.L.C., a Utah limited liability company
Diabetes Specialty Center, L.L.C., a Utah limited liability company
Fusion 5 Inc., a Delaware corporation
Halyard North Carolina, LLC, a North Carolina limited liability company
Key Diabetes Supply Co., a Michigan corporation
MAI Acquisition Corp., a Delaware corporation
Medegen Newco, LLC, a Delaware limited liability company
Medical Action Industries, Inc., a Delaware corporation
O&M Worldwide, LLC, a Virginia limited liability company
Owens & Minor Canada, Inc., a Virginia corporation
Owens & Minor Global Resources, LLC, a Virginia limited liability company
O&M Halyard Canada Inc.
O&M Halyard Honduras S.A. de C.V.
O&M Halyard Mexico S. del R.L. de C.V.
O&M Brasil Consultoria Ltda
La Ada de Acuna-S. de R.L. de C.V.
O&M Halyard UK Limited
O&M Halyard France
O&M Halyard Germany GMBH
O&M Halyard Netherlands B.V.
O and M Halyard South Africa Pty Ltd
Mira MEDsource Holding Company Limited
MIRA Medsource (Malaysia) SDN. BHD.
Mira MEDsource (Shanghai) Co., LTD
O&M International Healthcare C.V.
Owens & Minor Ireland Unlimited Company
ArcRoyal Holdings Unlimited Company
ArcRoyal Unlimited Company
Owens & Minor Global Services Unlimited Company
O&M Healthcare Italia S.R.L.
O&M Halyard Belgium
O&M Halyard Australia PYT LTD

O&M Halyard Singapore PTE Ltd
O&M Halyard Ireland Limited
O&M Halyard Japan GK
O&M Halyard Health India Private Limited
Safeskin Medical & Scientific (Thailand) Ltd.
Halyard Malaysia SND BHD
Apria, Inc.
Apria Healthcare Group LLC
Apria Healthcare LLC
Apria Holdco LLC
CPAP Sleep Stores, LLC
DMEHUB LLC
Healthy Living Home Medical LLC
Lofta, Inc.
American Contract Systems, Inc.